Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Member

Berkeley Point Financial LLC

We consent to the incorporation by reference in the following registration statements:

•	Registration Statement (Form S-8 No. 333-222201) of Newmark Group, Inc., and
•	Registration Statement (Form S-4 No. 333-229218) of Newmark Group, Inc.

of our reports dated August 23, 2017, with respect to the consolidated statements of operations, changes in member’s capital, and cash flows for the year ended December 31, 2016, not included herein, which report appears in the December 31, 2018 annual report on Form 10-K of Newmark Group, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 15, 2019